Exhibit 10.8

2131 Acquisition Group Inc.

2131 Hollywood Boulevard, #201
Hollywood, Florida  33020

LEASE AGREEMENT

THIS LEASE, made and entered into this 3RD day of January, 2011, by and between 2131 Acquisition Group Inc., hereinafter referred to as "Owner" and/or "Lessor," located at 2131 Hollywood Boulevard, #401, Hollywood, Florida 33020, and Alternative Fuels Americas, Inc. whose address is 2131 Hollywood Boulevard, #201, Hollywood, Florida 33020 hereinafter referred to as "Occupant" and/or "Lessee."

1. PREMISES:  The Owner hereby agrees to lease to Occupant and Occupant agrees to lease from Owner, under the terms and conditions set forth in this Lease Agreement, hereinafter referred to as the "Leased Premises".

UNIT NUMBER #401, located at 2131 Hollywood Boulevard, Hollywood, Florida 33020.

2. TERM:  The Term of this Lease shall commence on the 1st day of February, 2011.

3. RENTAL:  This Lease is for a minimum of 24 full months effective the first (1st) day of the month following execution of this Lease with a one-year option to extend the Lease upon 60 day notice to the “Owner".  The Occupant shall pay to the Owner, as rental for the Leased Premises, the sum of Twelve Hundred Dollars ($1,200.00) per month, plus which includes Florida State Sales Tax only.  The rental amount includes electricity, cleaning service, security, utilities, parking, common area and other fees.  All charges due in pursuance of this Lease (rent, sales tax and other charges, if any) shall be due and payable in lump sum on the first (1st) day of every month in advance without demand under the term of this Lease.  All checks shall he made payable to 2131 Acquisition Group Inc., and are sent to 3015 deSoto Boulevard, Coral Gables, Florida 33134 (Unit number(s) should be noted on check to insure proper credit.)

RECEIPT IS HEREBY ACKNOWLEDGED IN THE SUM OF $3,744.00, WHICH REPRESENTS:

$ 1200.00	$ 1200.00	$ 144.00	$1200.00

FEB 2011	MARCH 2011	Sales Tax	Security

4. PERFORMANCE DEPOSIT:  This deposit posted by the Occupant shall not be used as prepaid rent, shall not bear interest, and shall be returned to the Occupant by mail upon termination of this Lease within 30 days, provided all provisions of this Lease have been properly performed by the Occupant.

2131 Acquisition Group Inc., Page 2 of 5
January 3, 2011

NOTE:  ADDITIONAL TERMS AND CONDITIONS OF THIS LEASE APPEAR ON THE FOLLOWING THREE (3) PAGES. BOTH OWNER AND OCCUPANT HEREBY ACKNOWLEDGE BY THEIR SIGNATURES BELOW THAT THEY HAVE READ, UNDERSTAND AND ACCEPT ALL TERMS AND CONDITIONS EXPRESSED ON ALL FOUR (4) PAGES OF THIS LEASE.

IN WITNESS WHEREOF, the parties have hereunto set their hand and seals on the day and year above written.

/s/Marta Regan	/s/ Craig Frank
Marta Regan, Manager	Craig Frank, Alternative Fuels Americas

2131 Acquisition Group Inc., Page 3 of 5
January 3, 2011

5. USE OF LEASED PREMISES:  Occupant shall use Leased Premises for office use only and for that purpose only during the term of this Lease, and shall comply with all Statutes, Ordinances, Rules, Orders, Regulations and Requirements of the Federal, State, County or City government departments or bureau exercising jurisdiction over the Leased Premises.

6. INSPECTION BY OWNER: The Owner shall have the right to enter and inspect the Leased Premises at his request and upon advance notice to the Tennant.

7. CONDITION OF PREMISES AND DISCLAIMER OF WARRANTIES: The Occupant accepts the condition of the Leased Premises at the time of occupancy.  It is specifically understood that Owner makes no warranties, expressed or implied, regarding the Leased Premises or related services, and Occupant is relying solely on his/her inspection and evaluation of the Leased Premises as the basis for his/her decision to enter into this Lease.

8. MUTUAL COVENANTS:  It is expressly understood and agreed upon by and between the parties that the Owner shall not be liable for and shall thereby be held harmless from any damages or injury, from any cause whatsoever, to said person or property, suffered by the Occupant, Occupant's employees, guests or invitees, or others; nor shall Owner be liable for any damages or injury of any type of nature resulting from Acts of God which may be sustained by Occupant or other persons; nor shall Owner be liable for any damages or injury resulting from carelessness, negligence, or improper conduct on the part of any other tenant, in or about the Leased Premises.

(a) All property stored in the Leased Premises shall be at risk of the Occupant and the Occupant shall be responsible for securing his/her own insurance and the cost of same to cover any personal injury. The Owner shall be responsible for insurance for the physical premises.

(b) Occupant shall keep the doors closed and locked at all times except when Occupant is present and therefore Owner shall have no liability or responsibility in the event of theft or vandalism of the Occupant's property. Occupant shall not allow any equipment, materials, inventory, or any property of any kind whatsoever to remain outside the Leased Premises, either temporarily or for storage purposes. It is expressly understood that Owner shall maintain and keep fire and extended coverage insurance in effect covering the building of which the Leased Premises is a part and this insurance will cover only the structure and will not offer any protection to the Occupant or Occupant's employees, guests or invitees, or others for personal injury or personal property destroyed by fire or any other causes.

(c) Occupant agrees to comply with the reasonable rules and regulations as from time to time are promulgated by Owner. Occupant agrees to take all steps necessary to insure that all activities within the Leased Premises shall not interfere with the quiet enjoyment of the remainder of the office area by the Owner and/or other tenants.

(d) Occupant, or any successor, shall not assign this Lease or any part thereof of the Leased Premises without the written consent of the Owner.

(e) Occupant shall not erect any signs or other appurtenances on the exterior of the Leased Premises or make any modifications to the Leased Premises either on the exterior or interior without the express written consent of the Owner. Any improvements to the Leased Premises shall be removed at the end of the term of this Lease.

(f) Occupant agrees to keep the Leased Premises in a good state of repair during the term of this Lease and return the Leased Premises to Owner at the expiration of the Lease in the same condition as the Leased Premises are at the beginning of the term.

(g) Smoking is not allowed in the offices at any time. If Lessor or Lessors' employees wish to smoke, it must be done outside of the building and ashtrays must be provided for them and must be kept clean.

2131 Acquisition Group Inc., Page 4 of 5
January 3, 2011

9. OWNER'S REMEDIES: The parties acknowledge and agree that in the event any installment of rent or other charges remain unpaid for five (5) days, or in the event the Occupant violates any terms or provisions of this Lease, Owner or his agent acting in his behalf, may commence the following action for all charges which are due:

(a) If a check is unpaid by your bank, for any reason, there will be a returned check fee in the amount of twenty-five dollars ($25.00) or five percent (5%) of the check, whichever amount is greater. If a check is returned unpaid, all future payments must be by cash, cashiers check or money order.

(b) If rent is not received by the fifth (5th) day of the month, there will be a late fee of Twenty Five Dollars ($25.00).

(c) If Tenant is served a 3-Day Notice for failure to pay rent, there will be a charge of seventy five dollars ($75.00) to cover administrative costs.

(d) All costs defined above shall be considered additional rent, and will be due and payable as such.

(e) If Owner removes property stored in the Leased Premises, Occupant agrees to pay reasonable removal and storage fees within ten (10) days of said removal. If Occupant fails to pay rent and other related charges by the thirtieth (30th) day of the month, the property is considered abandoned and will be sold by the Owner in a commercially reasonable manner. If Owner removes property from the Leased Premises and Occupant pays rent and other related charges by the thirtieth (30th) day of the month, Owner shall return property to the Occupant.

10. NOTICES:  Any notices permitted or required to be given by the terms of this Lease shall be effective upon mailing and shall be deemed sufficient if mailed by United States Mail with proper postage and address affixed thereto to the parties at their address shown on this Lease.

11. WAIVER:  The failure of either party to enforce any covenant or other provision of this Lease shall not constitute a waiver of the right to do so thereafter nor shall the same rise to any cause of action or defense on the part of the Owner.

12. MODIFICATION:  No modification of this Lease will be effective to vary any of the terms or provisions thereof unless the modification is in writing and signed by both parties. A copy of the modification will be given to both parties.

13. DUMPSTERS:  Dumping of offsite garbage or debris is strictly prohibited. Dumping of appliances, vehicle parts, construction materials, etc. is strictly prohibited. Violators of this policy will be charged for removal of their garbage and will be prosecuted to the full extent of the law.

14. FIRE EXTINGUISHERS:  Each unit and office is required to provide and maintain their own 2A1OBC fire extinguisher.

15. OVERNIGHT PARKING:  There shall be no overnight parking on any portion of the property other than the "Leased Premises". Any vehicle which has been left on the property will be considered abandoned and will be towed without notice.

2131 Acquisition Group Inc., Page 5 of 5
January 3, 2011

16. SMOKING:  At no time is Smoking allowed inside any building on the premises. Should Lessee desire to smoke, all smoking must be conducted outside tenant's space. The area outside of tenant's space must be cleaned up of all smoking related trash by the Tenant.  Failure to clean up will result in tenant being charged for said clean up.

17. ASSIGNMENT AND SUBLETTING:  Occupant shall not either voluntarily, or by operation of law, assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, and shall not sublet the Leased Premises or any part thereof, or any right or privilege appurtenance thereto, or allow any other person, except the employees and invitees of Occupant, to occupy or use the Leased Premises or any portion thereof have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

18. DUMPSTER: Tenant agrees that it will use the dumpsters solely for the disposal of normal office trash, i.e. papers, lunch bags, etc., and at no time will cardboard containers be placed in the dumpsters for removal. Tenant is aware that the dumpster areas are monitored by video surveillance and any violation of this provision by Tenant or Tenants employees could subject Tenant to fines and/or prosecution.

BOTH OWNER AND OCCUPANT HEREBY ACKNOWLEDGE BY THEIR SIGNATURES BELOW THAT THEY HAVE READ, UNDERSTOOD, AND ACCEPT ALL THE TERMS AND CONDITIONS EXPRESSED ON ALL FOUR PAGES OF THIS LEASE.

Accepted by:                      /s/ Marta Regan                               Date:             1-6-11
Owner

Accepted by:                      /s/ Craig Frank                               Date:             1-3-11
Occupant

Occupant’s Federal Tax ID No.: 27-154-8609